Exhibit 10.4

Jilin Zhengye Biological Products Co., Ltd

VETERINARY VACCINES SALES CONTRACT

Party A (the Seller): Jilin Zhengye Biological Products Co., Ltd

Unified Social Credit Code: 91220000124494874F

Address: No.1 Lianmeng Road, Jilin Economic & Technical Development Zone, Jilin Province

Sales Supervisor: _________, ID Number: _________, Tel: _______

Party B (the Buyer): ____________ (Enterprise Category: _________)

Veterinary Drug Business License Number: ____________________

Unified Social Credit Code: ________________________________

Address: _______________________________________________

Legal Representative: _______, ID Number: ______, Tel: _________

Contact Person: _________, ID number: _________, Tel: _________

Based on the principles of fairness, impartiality, mutual benefit, honesty, and trustworthiness, and in accordance with laws and regulations such as the Civil Code of the People’s Republic of China, the Regulations on the Administration of Veterinary Drugs, and the Measures for the Operation and Management of Veterinary Biological Products, the contract (hereinafter referred to as “the Contract”) is entered into between Party A and Party B concerned on the basis of equality and mutual benefit to develop business on terms and conditions mutually agreed upon as follows.

Article 1 Contents of Collaboration

1.1	After mutual consultation and agreement, Party B agrees to purchase vaccines produced by Party A for epidemic prevention purposes in its branch/subsidiary farms (see Annex 1 for the list of branch/subsidiary farms of Party B). The specific types and prices of vaccines to be purchased are shown in Annex 2. The list of newly added branch/subsidiary breeding farms or newly added vaccine varieties and prices of Party B shall be subject to a supplementary agreement signed by both parties.

1.2	Party B shall lawfully use the animal biological products produced by Party A within the agreed breeding farm. Without the written consent of Party A, Party B shall not transfer, sell or gift the veterinary biological products supplied by Party A to any third party outside the list in Annex 1.

1.3	Party B shall purchase veterinary vaccines from Party A from [date] to [date] (specific types and prices of vaccines to be purchased are shown in Annex 2), with a provisional purchase amount of approximately _________ RMB (in 10,000 yuan). The amounts involved in this Contract and the annexes are all inclusive of taxes. When Party A discovers that the cumulative supply amount exceeds the agreed amount in the Contract, it shall contact Party B to sign a supplementary agreement. Otherwise, if the purchase order exceeds the agreed amount in this clause, Party A may refuse to ship and shall not be liable for breach of contract.

Article 2 Term

2.1	This Contract is valid for the same period as the one in Article 1.3. If the term expires but there is still an unfulfilled transaction between the two parties, the term shall remain valid until the completion of the transaction by both parties.

2.2	One month before the Contract expires, both parties shall negotiate and determine whether to renew the Contract based on the actual situation. After reaching an agreement through consultation, both parties shall sign a new contract.

Article 3 Quality Standard

3.1	The products supplied by Party A shall comply with the quality standards, labeling standards, and promotional materials promised by Party A, as well as the national quality standards for animal medicine vaccines and relevant regulations.

3.2	Party A is responsible for the quality of the product during its shelf life and guarantees that the provided products do not contain pollutants, harmful substances, or prohibited substances according to national regulations.

3.3	If there is a dispute between Party A and Party B regarding product quality issues, both parties shall jointly entrust a third-party national authoritative testing agency to conduct inspections. If the inspection results do not meet the quality standards stipulated in the contract, Party A shall bear the relevant testing costs and any losses caused to Party B. If the inspection results meet the quality standards stipulated in the contract, the relevant testing costs shall be borne by Party B.

3.4	Party A guarantees that the validity period of the vaccine upon arrival must be at least 6 months, or the remaining validity period shall not be less than 50% of the product’s validity period. The principle for each arrival batch is one batch, with a maximum of two batches.

3.5	The packaging standard requirements for the product: The packaging can ensure that the supplied product can be transported and unloaded properly. For the sake of biosafety, the outer packaging must be covered with film. Otherwise, Party B has the right to refuse, and the packaging cost shall be borne by Party A.

Article 4 Ordering, Payment, Delivery, and Inspection

4.1	Ordering Method and Ordering Confirmation: Party B must fill in the Zhengye Biological Vaccine Product Purchase and Sales Order Sheet (see Annex 3) and stamp it with the corporate seal or the contract special seal, and send it to Party A by email. Party A will review it and stamp it before returning it to Party B. the document shown in Annex 3 can only take effect after both parties jointly sign and seal it.

4.2	Ordering requirements: When filling the document shown in Annex 3, Party B shall be informed that the minimum order amount for a single order shall not be less than 20,000 yuan for swine vaccines and 10,000 yuan for other vaccines. Meanwhile, the quantity of a single order by Party B shall not be lower than the minimum packaging quantity of that product. Otherwise, Party A has the right to refuse to stamp the official seal on Annex 3, and any losses resulting from this shall be borne independently by Party B. In special circumstances, the agreement reached by both parties through consultation shall prevail.

4.3	Payment: By credit sales. Party A agrees to grant Party B a period not exceeding _______ days for the payment, and both parties agree to comply with the following requirements.

4.3.1	Reconciliation requirements: The designated personnel of both parties must reconcile the goods and accounts payable of the previous month at the beginning of each month, verify the specific specifications, quantities, and payment amount of the received goods, and reconcile them in writing, and deliver them via email or express delivery. Unless otherwise agreed by both parties, if Party B fails to reconcile accounts with Party A within the aforementioned period, it shall be deemed that Party B approves Party A’s bill, and Party B shall pay the price according to Party A’s bill. After the reconciliation is correct, Party A shall issue relevant sales electronic invoices to Party B and send them to Party B’s designated email address.

4.3.2	Settlement and Payment Requirements:

A. Party B shall complete the payment to Party A within _________ working days after receiving the invoice from Party A.

B. Other settlement of payment: _______________________________ After consultation between both parties, settlement and payment shall be made in accordance with Point ____ (A/B).

4.3.3	If Party A fails to receive the due accounts payable from Party B on time, Party A has the right to stop shipping to Party B and reserves the right to recover relevant losses from Party B. Party B shall be liable for breach of contract.

4.4	Payment: Bank transfer. Both parties confirm that under no circumstances shall Party B pay the payment due to Party A to any individual employee of Party A (including but not limited to cash, remittance, etc.), otherwise Party B shall bear full responsibility for any consequences caused.

Party A designates the corporate payment account as follows (any changes to the account are subject to Party A’s written notice with corporate seal):

Bank of Deposit	Bank Account Name	Bank Account Number
Jilin Hadawan Branch of China Construction Bank	Jilin Zhengye Biological Products Co., Ltd	22001616338059668888

4.5	Delivery

4.5.1	After signing the document shown in Annex 3 in accordance with Article 4.1, Party A shall deliver the products to the designated location of Point______ (A/B) through a third-party logistics provider and inform Party B as soon as possible to pick up or receive the goods at the designated location. Party B shall receive the products in a timely manner within [3] hours after the products arrive at the agreed location. Any responsibility or loss caused by Party B’s delay in receiving/picking up the goods shall be borne entirely by Party B.

A. If Party B is located in a county-level area or an urban area, Party A shall deliver the goods to Party B whose address is number________, _______street/road, _____ county, ________city, ________province through a third-party logistics provider.

B. If Party B is located in an area below the county level or in a remote area, Party A shall deliver the goods to the pickup location of the city at or above the county level as stipulated in this Contract through a third-party logistics provider. Both parties agree that the pickup location of Party B shall be at number________, _______street/road, _____ county, ________city, ________province (the location must be the city at or above the county level where Party B is located).

4.5.2	The contact person for Party B to receive/pick up the goods is__________, with the contact information of ______________________________.

4.5.3	If the delivery address or contact person or contact information of Party B changes, Party B shall notify Party A in writing or by email before Party A ships the goods. Otherwise, all losses caused shall be borne by Party B.

4.5.4	The freight and transportation responsibility (including but not limited to related transportation costs, insurance, storage, and the risk of product loss and damage) from the factory of Party A to the agreed location for Party B to pick up the goods shall be borne by Party A. The freight and transportation responsibility (including but not limited to related transportation costs, insurance, storage, and the risk of product loss and damage) incurred by Party B to pick up the goods at the agreed location shall be borne by Party B.

4.5.5	The delivery deadline agreed upon by both parties shall be subject to Annex 3.

4.6	Inspection: Upon receipt of the goods, Party B shall immediately conduct an inspection to verify whether the name, specifications, quantity, etc. of the goods match. After confirming that there are no errors, Party B shall sign and confirm in the Delivery Sheet [at the column of “Customer Receipt Confirmation”]. If the delivered product does not match the Delivery Sheet, or if there is any shortage or damage to the products, it should be immediately photographed for evidence, and detailed on the delivery receipt. Within two working days from the date of receipt, the Delivery Sheet should be reported to Party A by fax or email for any shortage or damage, and Party A will take corresponding measures. If Party B fails to sign detailed opinions and notify Party A within the above-mentioned period, it shall be deemed that the goods received by Party B are intact and undamaged, and Party B shall not make any demands on Party A regarding this batch of goods.

4.7	Due to the special feature of biological products and regulatory requirements from government departments, goods that have no quality issues after shipment will not be returned. If there is a quality problem during the shelf life, and it is confirmed by Party A that it is a quality problem, it can be returned. The return process shall be handled in accordance with Party A’s relevant requirements. Goods that exceed their shelf life will not be returned or exchanged.

Article 5 Liabilities for Breach of Contract

5.1	Either party to this Contract who violates or fails to fulfill any of its representations, warranties, commitments, obligations, or responsibilities under this Contract on time shall constitute a breach of contract, and shall compensate the complying party for any losses caused. Unless otherwise agreed in this contract, the non-breaching party has the right to demand that the breaching party rectify the breach within [7] days. If the breaching party fails to rectify or if the purpose of this Contract cannot be achieved due to the breaching party’s breach, the aggrieved party has the right to terminate this Contract, and the breaching party shall compensate for any losses caused to the aggrieved party as a result.

5.2	Party A’s Liabilities for Breach of Contract

5.2.1	Except for force majeure, Party A shall pay a penalty equivalent to 0.5% of the delayed delivery value for each day of delay in delivery. If Party A delays delivery for 3 days, or if the quality of the products provided is unqualified and cannot be replaced as requested by Party B, Party B has the right to unilaterally terminate the Contract. However, for the payment generated by the performance of the Contract by both parties before the termination of the Contract, Party B shall settle it with Party A within the time limit specified by Party A. Otherwise, Party B shall pay Party A a penalty of 0.05% of the outstanding payment for each day of delay.

5.2.2	Party A shall ensure that it has the necessary qualifications and all licenses to sell the products, the source of the supplied products is legal, the procedures are compliant, and the sale will not infringe upon the legitimate rights and interests of any third party. If Party A violates this commitment and causes economic losses to Party B, Party A shall be liable for compensation.

5.2.3	The quality responsibility of Party A shall be executed in accordance with the provisions of Article 3 of this Contract. If Party A violates this commitment and causes economic losses to Party B, Party A shall be liable for compensation.

5.3	Party B’s Liabilities for Breach of Contract

5.3.1	If Party B, without the written consent of Party A, flows Party A’s products used by Party B’s branch/subsidiary breeding farms as stipulated in this Contract into other areas or other breeding farms outside the list in Annex 1, causing losses to Party A or other customers of Party A; or without written permission from Party A, Party B engages in or assists, or collaborates with a third party to sell Party A’s veterinary biological products in any form on online platforms. If such an event occurs, Party B shall pay Party A a penalty of 5,000 yuan per occurrence. If such an event occurs for the second time, Party A has the right to terminate this Contract and not return all the fees already paid by Party B. At the same time, Party B shall pay Party A a penalty of [1] % of the provisional purchase price under this Contract. If the penalty is not sufficient to compensate for Party A’s losses, Party B shall make up for it.

5.3.2	If Party B (including its branches/subsidiaries) fails to pay the payable amount to Party A on time, Party B shall pay a penalty equivalent to 0.05% of the delayed payment amount to Party A for each day of delay in payment. If the payment is delayed for more than 30 days or if there are 3 instances of delayed payment during the cooperation period, Party A has the right to terminate this Contract and not return all the fees already paid by Party B. At the same time, Party B shall pay Party A a penalty of [1] % of the provisional purchase price under this Contract. If the penalty is not sufficient to compensate for Party A’s losses, Party B shall make up for it.

5.4	“Losses” stipulated in this Contract refer to all losses caused to the complying party due to breach of contract, as well as all expenses incurred in claims or litigation, including but not limited to litigation fees, preservation fees, investigation fees, travel expenses, evaluation fees, appraisal fees, lawyer fees, etc. incurred in handling the dispute.

Article 6 Anti-Corruption Provisions

6.1	Party A prohibits Party A from providing personal convenience, bribery, or engaging in abnormal business banquets to Party B’s employees in any way. If Party A engages in any abnormal economic activities such as private dining, providing personal convenience to Party B’s employees, bribery, etc. during the performance of the Contract, once verified by Party B, Party A shall be punished for violating personnel at a rate of 1,000 yuan per person, and Party B has the right to unilaterally terminate the Contract. However, for the payment generated by the performance of the Contract by both parties before the termination of the Contract, Party B shall settle it with Party A within the time limit specified by Party A. Otherwise, Party B shall bear the liability for breach of contract in accordance with Article 5. 3.2 of this Contract. If Party A states the facts to Party B afterwards, or if Party A has evidence to show that the above behavior is an unavoidable act of pressure exerted by Party B’s employees, Party B may retain the cooperative relationship or be exempted from relevant penalties after confirmation.

6.2	Party B states that it is prohibited for Party B to express or imply in any way that Party A invites them to eat, drink, accept gifts or other personal conveniences or benefits provided by Party A. If the employees of Party B explicitly or implicitly request banquets, receptions, or requests for gifts, gifts, vouchers, or other benefits, or intentionally create difficulties, Party A may report to the supervisory department of Party B. The specific reporting channels are as follows. Reporting hotline: ________. During the cooperation period, if there are a total of [3] occurrences of the behavior, or if Party A reports but Party B does not respond, Party A has the right to terminate this Contract and not refund all fees already paid by Party B.

Article 7 Notification and Mailing

7.1	The sales person in charge of Party A, as is shown on the cover of this Contract, and the contact person of Party B shall be responsible for delivering and receiving relevant business materials and legal documents on behalf of their parties, including notices of contract termination, and receiving relevant legal documents served by the court in case of disputes. The mailing addresses of both parties are shown on the cover of this Contract.

7.2	Either party must notify the other party in writing of any changes in the authorized signatory or the contact information, mailing address, or other information of the authorized signatory three days in advance. Otherwise, the other party shall bear the adverse legal consequences of inability to deliver.

7.3	Commercial materials, evidence materials, legal documents, and other materials related to the performance of this Contract shall become effective upon the signature of each authorized signatory. If the authorized signatory refuses to sign, they may be detained and delivered, with equal legal effect.

Article 8 Force Majeure

If the Contract cannot be performed due to war, fire, flood, rainstorm, blizzard,

earthquake, major epidemic, major strike, or other force majeure, neither party shall hold the other party accountable. But it is necessary to notify the other party and take corresponding remedial measures to reduce the occurrence of losses. After the above reasons are eliminated, the performance of this Contract should be resumed as soon as possible, and the handling of losses caused by force majeure should be negotiated, or the Contract should be terminated through negotiation based on the actual situation.

Article 9 Amendment and Termination of Contract

9.1	This Contract may be amended or terminated by mutual agreement between both parties.

9.2	When one party unilaterally requests to terminate the Contract, the party must notify the other party 30 days in advance and negotiate the termination of the Contract.

Article 10 Miscellaneous

10.1	This Contract is in _______, with Party A in possession of ______ copy/copies and Party B in possession of _______ copy/copies, and has the same legal effect.

10.2	The Annex to this Contract is an integral part of the Contract and have the same legal effect as this Contract.

10.3	Party A shall provide Party B with the supplier registration information: business license, organization code certificate, tax registration certificate, account opening permit, company profile, and stamped with the official seal.

10.4	This Contract may apply to the branches/subsidiaries of Party B within the scope of consolidated financial statements. The actual procurement shall be based on the business license of Party B’s branches/subsidiaries listed in Annex 1 of this Contract and reported to Party A by Party B after the Contract is signed. The invoice and settlement shall be based on the actual order entity signed. If there is an increase in the list of branch/subsidiary companies of Party B, Party B shall notify Party A in writing and provide Party B with the business license of the added branch/subsidiary companies. Otherwise, Party A has the right to refuse to ship and shall not be deemed as a breach of contract by Party A. If there is a reduction in the directory of branch/subsidiary of Party B, Party B shall notify Party A in writing and settle the payment owed by the branch/subsidiary to Party A within one week of the notification. If Party B fails to notify Party A in writing in a timely manner, resulting in the shipment, or if Party B’s branch/subsidiary fails to settle the payment owed by the branch/subsidiary to t Party A within one week, Party A has the right to refuse to deliver or even terminate this Contract, which shall not be deemed as a breach of contract by Party A. Party B shall bear the cost and liabilities for breach of contract.

Article 11 Supplementary Provisions

11.1	Any disputes arising from the performance of this Contract shall be resolved through consultation between both parties. If consultation fails, the plaintiff may file a lawsuit with the People’s Court located in the plaintiff's location.

11.2	Both parties may sign a supplementary contract for any other matters not covered, which is an integral part of this Contract and has equal legal effect.

11.3	This Contract shall come into effect from the date of signature and seal by both parties.

11.4	Both parties voluntarily sign this Contract for mutual compliance.

Annex 1: List of Party B’s Subsidiaries/Branches

Annex 2: Catalogue of Vaccines and Price

Party A: Jilin Zhengye Biological Products Co., Ltd

(Seal)

Authorized Representative(signature):

Date:

Party B:

(Seal)

Person in Charge (signature):

Date:

Annex 1: List of Party B’s Subsidiaries/Branches

Annex 2: Catalogue of Vaccines and Price

Annex 3: Vaccines Ordering Sheet

Jilin Zhengye Biological Products Co., Ltd;

The Supplier: Jilin Zhengye Biological Products Co., Ltd

Address: No.1 Lianmeng Road, Jilin Economic & Technical Development Zone, Jilin Province

Tel: 0432-

Fax: 0432-63451800

Email:

Contact Person:

Mobile:

The Purchaser: ____________________________________________________________________________________________________________

Address: _________________________________________________________________________________________________________________

Tel: _____________________________________________________________________________________________________________________

Fax: _____________________________________________________________________________________________________________________

Email: ___________________________________________________________________________________________________________________

Contact Person: ____________________________________________________________________________________________________________

Mobile: ___________________________________________________________________________________________________________________

1. Both parties have agreed through consultation that the supplier shall sell the following products to the purchaser in accordance with the following terms:

Product name	Specifications	Packing	Amount (unit: bottle)	Value	Notes

Total

2. Quality requirements: national standards for relevant products or internal control standards of supplier enterprises.

3. Payment: payment in advance before delivery.

4. Delivery terms: as agreed in the Distribution Contract between both parties.

5. Delivery time: The supplier shall send out the goods within three working days after receiving the buyer's order and full payment, and notify the buyer of the estimated time when the goods will arrive at the above-mentioned delivery location.

6. Delivery terms, freight burden, and acceptance method: in accordance with the provisions of the Distribution Contract between both parties.

7. Invoice: [    ] Ordinary Invoice for Value-added Tax; [    ] Special Invoice for Value-added Tax.

8. Miscellaneous

9. Notes: This order is an ancillary part of the Distribution Contract signed between the Supplier and the Purchaser, and the Supplier and Purchaser are bound by the Distribution Contract already signed by both parties regarding the purchase and sales matters under this order.

The Supplier: Jilin Zhengye Biological Products Co., Ltd

Bank of Deposit: Jilin Hadawan Branch of China Construction Bank

Bank Account Number: 22001616338059668888

Tax Number: 91220000124494874F

Person in Charge:

Seal:

Date:

The Purchaser:

Bank of Deposit:

Bank Account Number:

Tax Number:

Person in Charge:

Seal:

Date: